                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

Dated: January 10, 2004


                                   ARTISAN INVESTMENT CORPORATION
                                   for itself and as general partner of
                                   ARTISAN PARTNERS LIMITED PARTNERSHIP


                                   Lawrence A. Totsky*
                                   ---------------------------------------------


                                   ANDREW A. ZIEGLER


                                   Andrew A. Ziegler*
                                   ---------------------------------------------


                                   CARLENE MURPHY ZIEGLER


                                   Carlene Murphy Ziegler*
                                   ---------------------------------------------


                                   *By: /s/ Lawrence A. Totsky
                                        ----------------------------------------
                                   Lawrence A. Totsky
                                   Chief Financial Officer of Artisan Investment Corporation
                                   Attorney-in-Fact for Andrew A. Ziegler
                                   Attorney-in-Fact for Carlene Murphy Ziegler

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